EXHIBIT 11
                    BellSouth Corporation
              Computation of Earnings Per Share



                   For the Three Month       For the Six Month
                   Periods Ended June        Periods Ended June
                           30,                      30,
                  1995         1994          1995            1994
Earnings Per Common Share:

Income Before $556,817,981 $516,518,038 $1,103,899,325   $1,101,818,096
 Extraordinary
 Losses
Extraordinary
 Loss for
 Discontinuance
 of Statement
 of         (2,717,664,443)    ---   (2,717,664,443)             ---
 Financial
 Accounting
 Standards
 No. 71, net
 of tax
Extraordinary
 Loss on Early
 Extinguishment
 of            (15,802,834)    ---      (15,802,834)             ---
 Debt, net of
 tax
Net         (2,176,649,296)516,518,038(1,629,567,952)   1,101,818,096
 Income\(Loss)

Weighted
 average shares496,371,385 496,168,530   496,335,387      496,141,208
 outstanding

Incremental
 shares from
 assumed
 exercise of
 stock
 options and       483,124    463,125       414,177           418,228
 payment of
 performance
 share awards

Total Shares    496,854,509 496,631,655   496,749,564     496,559,436


Earnings Per
 Common
 Share Before         $1.12      $1.04          $2.22           $2.22

Extraordinary
 Losses

Extraordinary
 Loss for
 Discontinuance
 of                   (5.47)       ---         (5.47)             ---
 Statement of
 Financial
 Accounting
 Standards
 No. 71, net
 of tax
Extraordinary
 Loss on
 Early                (0.03)        ---        (0.03)             ---
 Extinguishment
 of
 Debt, net of
 tax
Earnings\(Loss)
 Per                  (4.38)       1.04        (3.28)            2.22
 Common Share


                                                  EXHIBIT 11
                    BellSouth Corporation
        Computation of Earnings Per Share (continued)

                 For the Three Month     For the Six Month
                 Periods Ended June       Periods Ended June
                         30,                     30,
                   1995       1994         1995        1994

Fully Diluted Earnings Per Common Share:

Income Before $556,817,981 $516,518,038 $1,103,899,325 $1,101,818,096
 Extraordinary
 Losses
Extraordinary
 Loss for
 Discontinuance
 of         (2,717,664,443)        ---  (2,717,664,443)          ---
 Statement of
 Financial
 Accounting
 Standards
 No. 71, net
 of tax
Extraordinary
 Loss on
 Early
 Extinguishment(15,802,834)        ---     (15,802,834)         ---
 of
 Debt, net of
 tax
Net         (2,176,649,296) 516,518,038 (1,629,567,952) 1,101,818,096
 Income\(Loss)

Weighted
 average shares496,371,385  496,168,530    496,335,387    496,141,208
 outstanding

Incremental
 shares from
 assumed
 exercise of
 stock
 options and       587,269      529,546       625,952        546,427
 payment of
 performance
 share awards

Total Shares   496,958,654  496,698,076   496,961,339    496,687,635


Fully Diluted
 Earnings
 Per Common
 Share               $1.12       $1.04         $2.22          $2.22
 Before
 Extraordinary
 Losses
Extraordinary
 Loss for
 Discontinuance
 of                  (5.47)        ---         (5.47)          ---
 Statement of
 Financial
 Accounting
 Standards
 No. 71, net
 of tax
Extraordinary
 Loss on
 Early              (0.03)         ---         (0.03)         ---
 Extinguishment
 of
 Debt, net of
 tax
Fully Diluted
Earnings\(Loss)     (4.38)        1.04         (3.28)        2.22
 Per
 Common Share